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Exhibit 21

Subsidiaries of Michaels Stores, Inc.

Aaron Brothers, Inc., a Delaware corporation

Aaron Brothers Card Services, LLC, a Virginia limited liability company

Artistree of Canada, ULC, a Nova Scotia unlimited liability company

Artistree, Inc., a Delaware corporation

Michaels Finance Company, Inc., a Delaware corporation

Michaels of Canada, ULC, a Nova Scotia unlimited liability company

Michaels Stores Card Services, LLC, a Virginia limited liability company

Michaels Stores Procurement Company, Inc., a Delaware corporation

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  Exhibit 21
Subsidiaries of Michaels Stores, Inc.